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                                                                    EXHIBIT 10.4
                                                                    ------------
                                 AN AGREEMENT
                                 ------------

     made and signed in Tel Aviv on the 29th day of the month of July 1997


                                    BETWEEN


Mifalei Locky l' Bniya Ltd. Public Company 52 - 0041278 of Tchernikovsky Street, 15, Haifa

Hereafter: the "Landlord"

                                  AND BETWEEN

Verisity Ltd. Private Company 51 - 2203357 of 16, Ha'atzmaut Street, Yehud

Hereafter: the "Tenant"


WHEREAS The Landlord owns the right from the Israel Lands Authority in regard to the parcels of land known as the Industrial Mall in Rosh Ha'Ayin, Parcels 3, 11, 12, 13 (part) and 16 in Bloc 8863, Lots 516, 519 (hereafter: the "Mall") and which is designated as an industrial building.

AND WHEREAS   The Landlord owns the rights to a unit in the Mall over an area of approximately 686 square meters gross including public areas, as well as terraces having an area of approximately 180 square meters that is located on the third floor according to the attached drawing, marked with the letter 'A' (unit) signed by the Parties and which constitutes an inseparable part of the Agreement
              (hereafter: the "Rented Premises").

AND WHEREAS   It is the wish of the Tenant to rent from the Landlord and the wish of the Landlord to rent to the Tenant the Rented Premises on an unprotected tenancy in pursuance of the Tenants Protection Law
              (Integrated Version) 5732 - 1972 for a period,

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              for consideration of and in accordance with that specified below in this Agreement.

AND WHEREAS   The Landlord has expressed his agreement to rent the Rented
              Premises to the Tenant on an unprotected tenancy in pursuance of the Tenants Protection Law (Integrated Version) 5732 -1972on the conditions and for the purpose and the period specified below in this Agreement.

IT IS THEREFORE DECLARED, STIPULATED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:
-------------------------------------------------------------------------------

          1. The Preamble to this Agreement constitutes an inseparable Part thereof.

          2. The Tenant declares that he has seen and examined the Rented Premises, their nature and condition, has examined well the possibilities of exploiting and using them , is aware that he is bound, on his responsibility and at his expense, to connect the Rented Premises to the electricity network, has found them and all the conditions suitable to him and for his purposes and subject to the execution of the work which the Landlord is bound to execute on the Rented Premises in accordance with that agreed between the Parties, he waives any claim whatsoever in relation to the Rented Premises, to the possibilities of using it and, in addition, including any claim of unsuitability but excepting claims in respect of concealed defects.

This section is fundamental.

          3.   It is hereby explicitly agreed between the Parties:

            a. On the date on which the Tenants Protection Law (Sundry Provisions) 5728 - 1968 came into effect, that is on August 20, 1968, there was no tenant entitled to possession of the Rented Premises.

            b. The Rented Premises are free of any tenant entitled to possession thereof.

            c. The Tenant did not pay nor shall he pay whether directly or indirectly to the Landlord any consideration whatsoever of any sort whatsoever for his agreement to rent him the Rented Premises.


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            d.  The protection of the Tenants Protection Law (Integrated
     Version) 5722 - 1972 and any other law that shall replace it or amend it and that grants protection or privilege of any sort whatsoever to a tenant shall not apply to this Rental nor to the relationship between the Parties as specified below in this Contract.

            This section is fundamental.

          4. The Landlord hereby rents to the Tenant and the Tenant hereby rents from the Landlord the Rented Premises for a tenancy that is unprotected for a period of 36 months from its inception on December 1, 1997 and which terminates on November 30, 2000 (hereafter: the "Period of the Tenancy")

This section is fundamental.

          5. a. The aim of the tenancy: the management of the Tenant's business and his offices exclusively in the hi-tech field and not for any other purpose whatsoever.

                b. The Tenant hereby declares that he has examined the conditions for the use and operation of the Rented Premises in accordance with the law, and in particular the Business Licensing Law and that they are known to him and perfectly clear to him and that he undertakes to act solely in accordance with those conditions. It is hereby expressly stipulated that the Tenant only is responsible for obtaining a license from the competent authorities for the conduct of his business on the rented premises. The Tenant shall have no claim whatsoever against the Landlord in connection with the receipt or non-receipt of permits or licenses to conduct his business on the Rented Premises and he hereby waives in advance any claim whatsoever against the Landlord. Without derogating from the aforementioned, it is made clear that failure to obtain a permit or license as stated, for any reason whatsoever, shall not constitute grounds for the cancellation of the Agreement by the Tenant or exempt him from the fulfillment of his undertakings in pursuance thereof, including his obligation to pay the rent specified therein.

                c. The Tenant undertakes not to cause any nuisance or inconvenience whatsoever, including and without derogating from the general nature of that stated, smells, fire, smoke or noise.

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     This section is fundamental.

          6. a. The rent, the manner of its payment and its linkage shall be in accordance with that stated in the attached Payments Appendix (hereafter: the "Appendix'), signed by the Parties and which constitutes an inseparable part of this Agreement.

              b. In addition to the payment of the rent in pursuance of this Agreement and together therewith, the Tenant shall pay the Landlord, VAT in return for a tax invoice.

          7. a. The Tenant shall be obligated to pay the Landlord the rent in full and on the due dates even if he does not use the Rented Premises or if he does not operate them for any part whatsoever of the Period of the Tenancy, for whatever reason whatsoever, except in the case of damage caused to the Rented Premises that significantly and fundamentally disrupts the possibility of using the Rented Premises for the purpose of the Tenancy, other than through the fault of the Tenant.

              b. To facilitate the collection of the rent only, the Tenant will deposit with the Landlord, subject to the accounts for the linkage differentials as stated in Section 6 above, checks that correspond to the amounts of the payments and their dates however, only actual payment of the checks shall be deemed as payment of the rent.

          This section is fundamental.

          8. The Tenant undertakes to allow the Landlord or his representatives to enter the Rented Premises at any reasonable time and hour, if coordinated in advance.

          9. The Tenant undertakes to use the Rented Premises with care, not to cause any nuisance or disturbance to other lessees or tenants in the Mall and in particular not to disturb the public means of access and the access to the other assets in the Mall, to maintain them in good and proper condition, to repair immediately at his expense any defect, impairment or breakage that is revealed in the Rented Premises apart from basic defects that do not result from unreasonable use of the Rented Premises by the Tenant and apart from reasonable wear and tear, the repair of which is the

                                      -4-
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responsibility of the Landlord, to return the Rented Premises to the Landlord at the end of the Period of the Tenancy in the condition in which they were when he received them, apart from reasonable wear and tear.

The Tenant hereby confirms that the Rented Premises shall be transferred to him in new condition, subject to the defects that are revealed in the Rented Premises on the date of their transfer. On the transfer of possession of the Rented Premises, protocol shall be recorded which reflects the condition of the Rented Premises on that occasion, and the Landlord shall repair, if necessary, defects and impairments that are revealed in the Rented Premises on transferring them to the Tenant.

          This section is fundamental.

          10. During the Period of the Tenancy, the Tenant alone shall be fully liable to the Landlord, whether criminally, contractually or civilly for any matter that concerns the possession of the Rented Premises, use thereof, the operation thereof and all that arises therefrom. That stated in this section does not in any way derogate from the Landlord's liability in law or of those who act on his behalf in respect of the building of the Rented Premises.

The Tenant undertakes, irrevocably and unconditionally to compensate and/or indemnify the Landlord immediately and without delay in respect of and for any demand submitted to him or in respect of any claim filed against him and which refers to the Tenant's use during the Period of the Tenancy, or any person acting on his behalf, of the Rented Premises or that arises as a result thereof including the payment of expenses and lawyer's fees.

The Landlord undertakes to inform the Tenant at the that time, of any demand or claim filed against him as stated, in order to enable the Tenant to defend it should he wish to do so.

Should the Tenant decide to defend the demand or claim, the Landlord shall not pay it nor shall be make any settlement in respect thereof.

          11.   a.     Without derogating from the provision of the management
agreement as specified below, the Tenant shall be responsible for the payment of all water and electricity charges and other expenses that are involved in the use he makes of the Rented Premises.

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            b.  The general municipal rates or any other tax that applies to the possessor of real estate shall apply to the Tenant and be paid by him during the Period of the Tenancy or the Period of the Agreement. Property Tax and any other tax that applies to owners of real estate, should they apply, shall apply to the Landlord and be paid by him.

            c. The Tenant shall be responsible for all the payments that apply to him in pursuance of the management agreement as specified below.

            This section is fundamental.

           12.   a.       The Tenant may not let and/or transfer and/or allow
use of the Rented premises or any part thereof to any other person and/or body but, however, the Tenant may employ workers of his own for the purpose of conducting his business.

            b. Should the Tenant be a company or an association of any sort, then during the period in which this Agreement is valid, there shall be a prohibition on the transfer of shares or of rights in the Tenant, apart from a transfer as stated which is not a transfer of control of the Company or association.

            c. The Tenant may not and undertakes not to make and not to execute without permission alterations or additions of any sort whatsoever in the Rented Premises or any part thereof without first obtaining the consent in writing of the Landlord.

            This section is fundamental.

          13. Subject to that stated in Section 12c. above, and without derogating from it, it is hereby agreed that any additions or alterations that are made by the Tenant to the Rented Premises and which are permanently fixed to the Rented Premises shall be deemed the property of the Landlord, unless the Landlord demands that the Tenant remove them and/or restore the Rented Premises to their former condition. In such a case, the Tenant shall be bound to do so, on his responsibility and at his expense, immediately and without any delay. Should the Tenant not do so, the Landlord may do so at the expense of the Tenant. The accounts of the Landlord shall serve as prima facie evidence of the amounts of the expenses incurred or paid by him in order to execute the aforesaid.


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          14.   It is hereby made clear and explicitly emphasized that the
Tenant hereby exempts the Landlord from any responsibility, direct or indirect, for any damage caused to goods or equipment or any property whatsoever in the Rented Premises or their surroundings, whatever the reason for the damage caused, providing that the damage was not caused maliciously.

This section is fundamental.

          15. On the occasion on which the Tenant signs this Agreement, he undertakes to sign, as an inseparable part thereof, the management agreement with the Kanion Hata'siya Nihool V'Ahzakot Ltd. (hereafter: the "Management Company") in the attached text, to be signed by the Parties (hereafter: the "Management Agreement").

The Tenant undertakes to rigorously fulfill all his undertakings as specified in the Management Agreement and it is hereby made clear and explicitly emphasized that a breach of the Tenant's undertakings as specified in the Management Agreement shall constitute, to all intents and purposes, a breach of this Agreement.

A legal cancellation of the Management Agreement by the Management Company because of a breach on the part of the Tenant shall, as well, constitute a breach of this Agreement, to all intents and purposes, and as a result thereof this Agreement shall be completely cancelled.

          16. On November 30, 2000, no later than 24:00 hrs., the Tenant undertakes to vacate the Rented Premises and to deliver possession thereof to the Landlord, the Rented Premises being empty and free of any person or object that does not belong to the Landlord and in accordance with the provisions of this Agreement.

This section is fundamental.

          17.   a.      Should the Tenant not vacate the Rented Premises and not
return them and the possession thereof to the Landlord at the end of the Period of the Tenancy or on the legal cancellation of the Agreement, he shall be deemed a trespasser from that day with all the legal and judicial consequences that result therefrom.

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            b.  Without derogating from that stated above in sub-section (a), the Tenant shall be obliged to pay the Tenant double the daily rent recorded in the Agreement for each day's delay in vacating the Rented Premises and returning the possession thereof to the Landlord. This sum represents user fees fixed and agreed in advance by the Parties which seem to them to be reasonable for the damage that is likely to be caused to the Landlord in the event of failure to vacate the Rented Premises on the due date.

           18. Without derogating from the Management Agreement, at the end of the Period of the Tenancy or on the termination of this Agreement as is the case, the Tenant shall be obligated to present to the Landlord copies of the confirmations and receipts that testify to the fact that he has made all the payments and paid all the taxes and expenses that apply to him in pursuance of this Agreement.

           19    a.   Without derogating from that stated above, it is hereby
agreed that any delay in the payment of the rent in excess of 5 days shall constitute a fundamental breach of this Agreement.

                 b. Without derogating from that stated above, it is hereby agreed that in respect of a delay in the payment of the rent or any part thereof, the Tenant shall pay the Landlord effective interest and linkage at the rate of 0.15% for each day's delay in payment from the second day's delay until payment is made in full. Should the delay exceed 2 days, the payment of interest shall start from the first day of the delay.

          20. Despite that stated in section 4 above, it is hereby agreed that the Tenant reserves the right to extend the Period of the Tenancy for three further Periods of the Tenancy each period being of only 24 months, the first starting on December 1, 2000 and ending on November 30, 2002 (hereafter: the "First Period") and the second starting on December 1, 2002 and ending on November 30, 2004 (hereafter: the "Second Period") and the third starting on December 1, 2004 and ending on November 30, 2006 (hereafter: the "Third Period") subject to the cumulative conditions as follows:

                 a. The Tenant shall give notice of his intention to extend the Period of the Tenancy for the First Period and/or the Second Period and/or the Third Period, as is the case, at least 60 days before the end of the actual period of the Tenancy, such notice to be sent in writing by registered mail.

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            b.  The Tenant has fulfilled all his fundamental undertakings during the period of the Tenancy prior to the extended period.

            c. The Tenant shall extend the validity of the bank guarantee recorded in Section 22 below.

If not all the conditions specified above are fulfilled together, this right of the Tenant shall be cancelled.

          21.   a.      The rent during the period of the extended tenancy shall
bear linkage differentials as stated in Section 6 above and in its Appendix.

            b. In addition to the rent and together with it, the Tenant shall pay VAT as due.

            This section is fundamental.

          22. To guarantee payment of the rent, taxes and all the other payments and sums that apply to the Tenant in accordance with this Agreement, the Tenant undertakes to deposit with the Landlord an autonomous bank guarantee in an amount that is the equivalent of 50,000 dollars that shall remain valid until 90 days after the end of the Period of the Tenancy.

The Landlord may use the bank guarantee if the Tenant breaches any of the provisions of the Agreement, only for the purpose of payment of a debt or damage or compensation or a payment that applies to the Tenant and which he has not paid, in accordance with the provisions of the Agreement or in accordance with the provisions of any law.

A condition for the right of the Landlord to use the bank guarantee is that the Landlord shall inform the Tenant in writing at least 10 days in advance of his intention and he shall give details of the grounds for using all or part of the bank guarantee.

Should the Tenant fulfill all his undertakings in pursuance of the Contract, the Landlord shall return the security bill to him no later than at the end of 90 days from the end of the Period of the Agreement or before that, if the Tenant provides the Landlord with copies of the confirmations that testify

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that he has made all the payments and paid all the taxes that apply to him in pursuance of this Agreement.

          23. In addition, and without derogating from that stated above, or any right conferred on the Landlord in law, if the Tenant does not approach the Landlord on the due date and does not deliver sole possession of the Rented Premises to him in accordance with the provisions of this Agreement, then the Landlord or any person authorized by him for that purpose shall be entitled to enter the Rented Premises, to seize sole possession thereof, to forcibly evict the Tenant and to remove all the chattels of the Tenant or those chattels that do not belong to the Landlord, by force, to use for that purpose all reasonable force including breaking open the doors of the Rented Premises. The Tenant declares that in the case of any loss or damage that is caused to him or to the property of a third party as a result of the Landlord's acts as stated in this Section, he has no nor shall he have an claim or suit against the Landlord and he hereby waives and waives finally and absolutely any claim or suit whatsoever in this matter should he have any such claim or suit. The Tenant undertakes to refrain from taking any step whatsoever in order to prevent the Landlord from acting in accordance with that stated above. The signature of the Tenant on this Agreement is as the grant of an irrevocable power of attorney to the Landlord or those that represent him that enables them to act in accordance with that stated above.

The Landlord may use the powers conferred above in this section only after he has notified the Tenant at least 10 days in advance in writing.

          24. In addition to any provision in law or in pursuance of this Agreement, the Landlord may cancel the Agreement if an application is made for the bankruptcy of the Tenant or an order is granted for the receipt of his assets or if he is declared bankrupt, or, if the Tenant is a company, if an application is made against him for receivership or liquidation or if a liquidation order is granted or if a Liquidator is appointed, whether temporarily or permanently, or any of the directors of the association are declared bankrupt or an order for the receipt of his assets is issued and the relevant order or request is not cancelled within 45 days of the date on which it was made.

          25. All that stated above in this Contract does not prevent and is in addition to the right of the Party that fulfills the Contract to seek any legal relief conferred on him in pursuance of the law including mandatory injunctions and/or prohibitory injunctions and/or any claim to remove the Tenant from the Rented Premises.


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          26.   Any alteration or addition to this Agreement must be made in writing and signed by the Tenant and the Landlord and no alteration or addition shall be valid which is not made in writing as aforesaid.

          27. The addresses of the Parties for the purpose of sending notices in pursuance of this Agreement and for the purpose of service of process of court, are as stated in the Preamble to this Agreement and any letter or notice that is sent to either one at the above address by registered mail shall be deemed to be delivered to him within 5 days of the date of its dispatch.

          28. The Tenant hereby declares that he is aware that the Law Office of E. Dedikman, Adv. has prepared this Agreement for the Landlord alone and not for him that he does not represent him in this Agreement or in its performance and that he may be represented by another lawyer. The Tenant undertakes to repay to the Landlord, on signing the Agreement, his legal costs in respect of preparation of the Agreement in a sum that is equal to the full monthly payment that the Tenant shall pay the Landlord, with the addition of Vat.

          29. The Courts of Law in Tel Aviv - Jaffa shall have the sole local jurisdiction to hear any claim or dispute that concerns this Agreement or that results therefrom.

   IN WITNESS WHEREOF THE SIGNATURES OF THE PARTIES

/s/ indecipherable                                /s/ indecipherable
-------------------------                         -------------------------
The Tenant                                        The Landlord
(-) Stamped Verisity Ltd                          (-) Stamped Mifalei Locky
            ------------                                      -------
16 Ha'atzmaut Street, 16,                         l'Bniya Ltd
-------------------------                         -----------
POB 8429
--------
Yehud 56304
-----------

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                                    APPENDIX
                                    --------

          1. The Rent for the Period of the Tenancy shall be in the sum of NIS 26,512 a month.

The Tenant shall pay the rent to the Landlord every four months with each payment being in advance for a four monthly period. 30 days before the due date for payment of the rent, the Tenant shall deliver to the Landlord a prepared check payable on the due date for payment of the rent as stated in the Agreement.

          2.  The following terms in the Agreement shall mean:

              a. "The Index" - the Consumer Price Index published each month by the Central Bureau of Statistics.

              b. "The Base Index" - the Index known on the date recorded in the heading to the Agreement on the date on which it is signed.

              c. "The Determining Index" - the Index published for the month in which the rent is to be paid.

          3.  a.      Despite that stated above in section 1, if on the actual
date of payment of the rent, it becomes clear that the Determining Index has risen compared to the Base Index, then the rent recorded in Section 1 above shall be increased proportionately to the increase of the Determining Index compared to the Base Index. In order to remove any doubt, it is hereby made clear that should the Index decrease, it shall not be considered for the purposes of calculating linkage differentials.

              b. Should the Tenant exercise his right as stated in Section 20 of the Agreement and extend the period of the Agreement for the First Period and/or the Second Period, then in such a case, the basic rent that he is bound to pay the Landlord shall be the rent that he is bound to pay him in respect of the last month of the Period of the Tenancy or the last month of the First Period as is the case, with the addition of 10%. This rent shall carry linkage differentials in accordance with that stated in
     Section 6 of the Agreement and Section 2 above in this Appendix.

            c. The linkage differentials above shall be paid within 5 days of the date of publication of the Determining Index.


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/s/ indecipherable                           /s/ indecipherable
------------------------                     -------------------------
The Tenant                                   The Landlord
(-) Stamped Verisity Ltd                     (-) Stamped Mifalei Locky
            ------------                                 --------
16 Ha'atzmaut Street                         l' Bniya Ltd
--------------------                         ------------
POB 8429
--------
Yehud 56304
-----------


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